Click to edit Master title style Click to edit Master subtitle style Investor Presentation October 2015 Exhibit 99.1

2 This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in our most recent Annual Report on Form 10-K, filed with the SEC on September 4, 2015 and our other filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by SEC rules. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 26 through 31 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Forward Looking Statements and Non-GAAP Information

3 Positioned for Strong Equity Returns Leading supplier of specialty contracting services to telecommunication providers nationwide Telecommunications networks fundamental to economic progress Firm and strengthening end market opportunities head2right Telephone companies deploying FTTX to enable video offerings and 1 gigabit connections head2right Cable operators continuing to deploy fiber to small and medium businesses with cable capital expenditures and new build opportunities expanding head2right Connect America Fund (“CAF”) 1 projects are deploying fiber deeper into rural networks; Multi-year CAF 2 projects are emerging head2right Customers are consolidating supply chains creating opportunities for market share growth Encouraged that industry participants remain committed to multi-year capital spending initiatives which in most cases are meaningfully accelerating and expanding in scope

4 Nationwide Footprint and Significant Resources Nationwide footprint head2right Operates in all 50 states, Washington, D.C. and in Canada head2right Over 40 operating subsidiaries Strong revenue base and customer relationships head2right Revenues of $578.5 million in Q4-15 compared to $482.1 million in Q4-14; organic growth of 18.2% head2right EPS at $0.97 in Q4-15 compared to $0.48 (Non-GAAP) in year ago quarter Solid financial profile head2right Ample liquidity of $321.6 million at July 25, 2015 consisting of $300.3 million in availability under the revolver portion of the Senior Credit Facility and $21.3 million of cash on hand head2right During September 2015 issued $485.0 million in convertible notes that accrue interest at 0.75% maturing September 2021; In connection with convertible debt transaction: head2right satisfied and discharged the indenture governing the $277.5 million 7.125% senior subordinated notes due January 2021 head2right repurchased $60.0 million in common shares at an average price of $74.53 head2right purchased call overlay to protect share dilution up to a stock price of $130.43 per share Over 11,100 employees

5 Intensely Focused on Telecommunications Market xrhombus Outside Plant & Equipment Installation xrhombus Premise Equipment Installation xrhombus Wireless xrhombus Engineering xrhombus Underground Facility Locating Telecommunications Underground Facility Locating Electric and Gas Utilities and Other Dycom is well-positioned to exploit future growth opportunities Contract revenues of $578.5 million for Q4-15Services Crucial to Customers’ Success

6 Strong Secular Trend “It took 32 years – from 1984 to 2016 – to generate the first zettabyte of IP traffic annually. However, as this year’s Visual Networking Index forecasts, it will take only three additional years to reach the next zettabyte milestone when there will be more than 2 zettabytes of IP Traffic annually by 2019” Doug Webster, Vice President of Service Provider Products and Solutions Marketing, Cisco - May 2015 Sources: U.S. Telecom, The Broadband Association Cisco Visual Networking Index U.S. National Bureau of Economic Analysis 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 (10.0)% (8.0)% (6.0)% (4.0)% (2.0)% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 2000 2002 2004 2006 2008 2010 2012 2014 2016 North Am erica Internet Protocol Traffic (Petabytes per M onth) Q u a r t e r l y G D P C h a n g e E Strong and stable growth in IP traffic even in times of GDP decline North America Internet Protocol Traffic vs. GDP Growth

7 Industry Developments Industry increasing network bandwidth dramatically head2right Major industry participants deploying significant wireline networks head2right Newly deployed networks provisioning 1 gigabit speeds, speeds beyond 1 gigabit envisioned head2right Industry developments are producing opportunities which are in aggregate unprecedented Delivering valuable service to customers head2right Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers head2right Revenues and opportunities driven by this new standard accelerated head2right Customer spending modulations have diminished • multi-year initiatives are being outlined publicly, managed locally • network strategies have firmed • timing uncertainty has receded Increasingly likely calendar 2015 will be seen as the foundational year for a massive investment cycle in wireline networks Dycom’s scale, market position and financial strength position it well as opportunities expand

8 Key Driver: FTTx Deployments “The sentiment in this management team broadly over the last two years on fiber investment to the home has just gone off the charts. What we have done in Austin and the other markets where we have gone in and aggressively built has just given us an incredible amount of confidence. And the beauty, I think John alluded to this in his comments, but we go and we deploy fiber in Austin, it has a significant lift to everything in the product category.” Randall Stephenson , Chairman & CEO, AT&T Inc. – August 2015 xrhombus Telephone companies are deploying fiber to the home and fiber to the node technologies to enable video offerings xrhombus Data transmission speeds dramatically increasing xrhombus Key customer recently committed to passing millions of new locations with fiber Growth in Subscribers Sources: AT&T, Inc. and Verizon Press Releases and supplemental information 1 AT&T sold Connecticut wireline operations to Frontier during Q3-14.

9 Key Driver: Fiber to Businesses Sources: Comcast, Charter, and Time Warner Cable Press Releases and transcripts “[…] the contribution from midsize businesses continues to increase. There is a tremendous opportunity for growth in this segment as we have captured only a 25% share of the small end of the market and less than 10% of the midsize segment.” Mike Cavanagh, Senior EVP & CFO, Comcast - July 2015 Addressable Market $60 Billion2014 Revenue $7.8 Billion Customer Business Services Revenue Addressable Business Services Market 2014 Revenue $7.8 Billion Addressable Market $60 Billion

10 Key Driver: Connect America Fund “.. the CAF-II subsidy program creates a tremendous opportunity to enhance our network and residential capabilities in the states in which we operate and will provide an attractive financial return for our stakeholders, all while supporting the FCC's long-term objectives of broadband availability.” John Jureller, EVP & CFO, Frontier Communications – August 2015 New projects from Connect America Fund deploying fiber deeper into networks xrhombus Connect America Fund (“CAF”) is a FCC initiative to bring broadband access to rural communities xrhombus CAF Phase 2 – FCC offers support of up to $1.676 billion annually to price cap carriers to expand broadband service to rural America head2right Multi-year subsidies; must provision broadband speeds of at least 10 Mbps downstream/1 Mbps upstream head2right Over $1.5 billion in funding was accepted in August 2015 by the price cap carriers (including Dycom customers AT&T, CenturyLink, Windstream, and Frontier) with the remaining $175 million to be allocated through an auction process Sources: FCC.gov

11 Key Driver: Wireless Network Upgrades “In terms of capital spending, we continue investing for the capacity to further optimize our 4G LTE network and position the network for the future. Wireless capital spending totaled $3.1 billion in the quarter and $5.5 billion for the first half of the year, about 4% higher on a year-to-date basis.” Fran Shammo, EVP & CFO , Verizon – July 2015 xrhombus Wireless carriers are upgrading to 4G technologies creating growth opportunities in the near to intermediate term xrhombus Carriers enhancing coverage and capacity by increasing the number of small cells xrhombus Increasing capacity where 4G technologies are already deployed 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 E s t i m a t e s 2 0 2 0 E s t i m a t e s 2 0 2 5 E s t i m a t e s U S C e l l C i t i e s Growth in Number of Cell Sites¹ 1 Source: Industry publications

12 Local Credibility, National Capability Dycom headquarters Primary locations SubsidiariesDycom’s Nationwide Presence

13 Focused on High Value Profitable Growth xrhombus Anticipate emerging technology trends which drive capital spending xrhombus Deliberately target high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities xrhombus Selectively acquire businesses which complement our existing footprint and enhance our customer relationships xrhombus Leverage our scale and expertise to expand margins through best practices

14 Well Established Customers Top Customers Dycom has established relationships with: head2right Telephone companies head2right Wireless carriers head2right Cable television multiple system operators head2right Electric utilities and others Customer Revenue Breakdown Q4-15 Blue-chip, investment grade clients a substantial portion of revenue

15 Durable Customer Relationships $- $50 $100 $150 $200 $250 $300 $350 $400 $450 FY-06 FY-07 FY-08 FY-09 FY-10 FY-11 FY-12 FY-13 FY-14 FY-15 AT&T Comcast CenturyLink Verizon Charter Time Warner Cable Windstream Unnamed 33% 34% 33% 34% 34% 38% 40% 41% 42% 39% 67% 66% 67% 66% 66% 62% 60% 59% 58% 61% $995 $1,138 $1,230 $1,107 $989 $1,036 $1,201 $1,609 $1,812 $2,022 FY-06 FY-07 FY-08 FY-09 FY-10 FY-11 FY-12 FY-13 FY-14 FY-15 All Other customers Top 5 customers 1 Reflects the results of acquired businesses since dates of acquisition, including telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. Revenues ($ in millions) ¹

16 Anchored by Long-Term Agreements xrhombus Dycom is party to hundreds of MSA’s and other arrangements with customers that extend for periods of one or more years xrhombus Generally multiple agreements maintained with each customer xrhombus Master Service Agreements (MSA’s) head2right Multi-year, multi-million dollar arrangements covering thousands of individual work orders head2right Generally exclusive requirement contracts head2right Agreements can at times be negotiated head2right Majority of contracts are based on units of delivery Revenue by Contract Type for Q4-15 Master Service Agreements Short-term contracts Long-term contracts

17 10 Years of Robust Cash Flow Generation Sources and Uses of Cash ($ in millions) 62% 38% Notes: Amounts represent cumulative cash flow for fiscal 2006 – fiscal 2015; See “Regulation G Disclosure” slides as set forth in the Appendix for a summary of amounts. 1 Other cash flow includes borrowings, other financing and investing activities and beginning cash on hand. xrhombus Strong operating cash flow of $938 million since fiscal 2006 xrhombus Balanced approach to capital allocation: head2right $572 million in cap-ex, net of disposals, or approximately 38% of total cash head2right $542 million, or approximately 36% of cash, invested in business acquisitions head2right $409 million, or approximately 27% of total cash, invested in share repurchase programs Robust cash flow generation and prudent capital allocation provide strong foundation for equity returns 36% Business Acquisitions 38% Cap-ex, net 27% Share Repurchases

Click to edit Master title style Click to edit Master subtitle style Financial Update

19 Financial Overview xrhombus Strong fourth quarter operating performance head2right Contract revenues of $578.5 million in Q4-15 compared to $482.1 million in Q4-14 head2right Adjusted EBITDA - Non-GAAP of $88.5 million, or 15.3% of revenues in Q4-15, compared to $57.5 million, or 11.9% in Q4-14 head2right Net income of $0.97 per share diluted in Q4-15 compared to $0.48 per share diluted (Non- GAAP) in Q4-14 xrhombus Strong balance sheet, cash flow and liquidity xrhombus Capital structure designed to produce strong equity returns head2right Repurchased 1,055,380 shares for $66.5 million at an average price of $62.97 per share during Q4-15 and August 2015; In connection with debt financing transactions, repurchased 0.8 million shares for $60.0 million at an average price of $74.53 million in September 2015 head2right New $50 million share repurchase authorization approved on August 25, 2015 of which all $50.0 million remains available head2right During Q4-15, acquired Venture Communications Group, LLC and Moll’s Utility Services, LLC for $22.1 million head2right Acquired TelCom Construction, Inc. for $48.6 million in Q1-16

20 Strong and sustained financial performance Contract Revenue Trend ($ in millions) Note: See “Regulation G Disclosure” slides as set forth in the Appendix for a reconciliation of GAAP to Non-GAAP financial measures. (1) Stimulus revenues comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009. Annual Organic Revenue Trend Quarterly Contract Revenues Quarterly Organic Revenue Trend Annual Growth in Contract Revenues (1)

21 Earnings & Backlog ($ in millions) Notes: See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (1) The amounts and percentages for Adjusted EBITDA are Non-GAAP financial measures adjusted to exclude certain items. See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (2) Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of the contracts and are based on contract terms, our historical experience with customers and, more generally, our experience in similar procurements. The significant majority of our backlog estimates comprise services under master service agreements and long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. Adjusted EBITDA Quarterly Adjusted EBITDA Net Income – Non-GAAP Backlog (2)

22 Cash Flows and Liquidity ($ in millions) Cash Flow from Operations and Cap-ex, net (1) Notes: See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (1) Capital expenditures, net of proceeds from asset sales represents capital expenditures less proceeds from sale of assets. xrhombus Strong balance sheet and operating cash flows xrhombus Ample liquidity of $321.6 million at Q4-15 consisting of $300.3 million in availability under the revolver portion of the Senior Credit Facility and $21.3 million of cash on hand xrhombus During September 2015 issued $485.0 million in convertible notes that accrue interest at 0.75% maturing September 2021 and satisfied and discharged the indenture governing the $277.5 million 7.125% senior subordinated notes due January 2021 xrhombus Repurchased 1,055,380 shares for $66.5 million at an average price of $62.97 per share during Q4-15 and August 2015. New $50 million share repurchase authorization approved on August 25, 2015 remains available. In connection with debt financing transactions, repurchased 0.8 million shares for $60.0 million at an average price of $74.53 million in September 2015 Q3-15 Q4-15 Cash and equivalents $ 22.5 $ 21.3 7.125% Senior Subordinated Notes $ 280.4 $ 280.3 $450 million revolver 16.3 95.3 Term Loan 150.0 150.0 Total Debt $ 446.7 $ 525.6 Net Debt (Total Debt less Cash) $ 424.1 $ 504.3 Availability under revolver $ 379.3 $ 300.3 Letters of Credit outstanding 54.4$ 54.4$ Cash and availability under revolver $ 401.9 $ 321.6 Senior Credit Facility, matures April 2020 Liquidity Summary

23 Capital Allocated to Maximize Shareholder Returns Strong balance sheet, solid cash flow and long-term confidence in industry outlook drives capital allocation strategy xrhombus Invest in organic growth head2right Organic revenue grew 9.6% in fiscal 2015, reflecting growth from several key customers head2right Total revenue increased $210.7 million year-over-year xrhombus Pursue complementary acquisitions square4 Fiscal 2013 - 2015 acquisitions further strengthened Dycom’s customer base, geographic scope, and technical service offerings square4 During fiscal 2015, acquired 5 businesses for $31.9 million further strengthening customer relationships and expanding geographic reach square4 Acquired TelCom Construction, Inc. for $48.6 million in August 2015 xrhombus Share repurchases square4 Repurchased approximately 21.4 million shares1 for over $478 million since fiscal 2005 square4 $50 million in new share repurchases authorized in August 2015 for the next 18 months remains avilable Dycom is committed to maximizing long term shareholder returns through thoughtful capital allocation 1 Total repurchases of 21.4 million shares for over $478 million since fiscal 2005 includes 149,224 shares for $10.0 million repurchased in August 2015 and 0.8 million shares repurchased in September 2015 related to debt transaction.

Click to edit Master title style Click to edit Master subtitle style Questions & Answers

Click to edit Master title style Click to edit Master subtitle style Supplemental Schedules Regulation G Disclosures

Appendix: Regulation G Disclosure

Contract Revenues and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

The table below reconciles GAAP revenue growth (decline) to Non-GAAP organic revenue growth (decline).

	GAAP Contract Revenues	NON-GAAP ADJUSTMENTS: Revenues from businesses acquired (1)	NON-GAAP ADJUSTMENTS: Revenues from storm restoration services	NON-GAAP Organic Contract Revenues (1)(2)	NON-GAAP ADJUSTMENTS: Organic revenues from customers for stimulus work (3)	NON-GAAP Organic Contract Revenues - Excluding stimulus (1)	Revenue Growth (Decline) %: GAAP %	Revenue Growth (Decline) %: NON-GAAP - Organic % (1)	Revenue Growth (Decline) %: NON-GAAP - Organic % excluding stimulus (1) (3)
Q4-15 Organic Growth:									
Q4-15	$ 578.5	$ (11.8)	$ -	$ 566.7	$ (10.0)	$ 556.7	20.0%	18.2%	22.2%
Q4-14	$ 482.1	$ (2.8)	$ -	$ 479.3	$ (23.8)	$ 455.5			
Prior Quarters Prior Quarters Organic Growth (Decline):									
Q3-15	$ 492.4	$ (8.9)	$ -	$ 483.4	$ (8.7)	$ 474.8	15.5%	13.4%	18.6%
Q3-14	$ 426.3	$ -	$ -	$ 426.3	$ (26.0)	$ 400.3			
Q2-15	$ 441.1	$ (9.5)	$ -	$ 431.5	$ (9.1)	$ 422.4	12.9%	10.5%	13.8%
Q2-14	$ 390.5	$ -	$ -	$ 390.5	$ (19.2)	$ 371.3			
Q1-15	$ 510.4	$ (10.1)	$ -	$ 500.3	$ (14.0)	$ 486.3	(0.5)%	(2.4)%	1.6%
Q1-14	$ 512.7	$ -	$ -	$ 512.7	$ (34.2)	$ 478.6			
Q4-14	$ 482.1	$ (9.5)	$ -	$ 472.6	$ (23.8)	$ 448.7	0.7%	(0.7)%	1.7%
Q4-13	$ 478.6	$ (2.6)	$ -	$ 476.1	$ (34.8)	$ 441.3			
Q3-14	$ 426.3	$ (5.6)	$ -	$ 420.7	$ (26.0)	$ 394.7	(2.5)%	(3.8)%	(2.5)%
Q3-13	$ 437.4	$ -	$ -	$ 437.4	$ (32.5)	$ 404.8			
Q2-14	$ 390.5	$ (111.5)	$ -	$ 279.0	$ (11.0)	$ 268.1	5.7%	0.9%	4.6%
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4			
Q1-14	$ 512.7	$ (157.1)	$ -	$ 355.6	$ (19.7)	$ 335.9	58.6%	10.0%	15.8%
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2			

Notes: Amounts above may not add due to rounding.

(1) Non-GAAP Organic Revenues are revenues from businesses that are included for the full period in both the current and prior year quarter, excluding storm restoration services, if any. Non-GAAP Organic Revenue growth is calculated as the percentage increase in Non-GAAP Organic Revenues over those of the comparable prior year period (fiscal quarter).

(2) For comparisons of Organic Revenues beginning with Q3-14, Non-GAAP Organic Revenues includes revenues of businesses acquired in Q2-13 ("Acquired Subsidiaries") as the revenues from these businesses are included in both quarters (Q3-14 and Q3-13).

(3) Non-GAAP Organic Revenues – excluding stimulus are revenues from business that are included for the full period in both the current and prior year quarter, excluding storm restoration services, if any, and revenues from projects funded in part by the American Recovery and Reinvestment Act of 2009.

26

Appendix: Regulation G Disclosure

Calculation of Cumulative Cash Flows Fiscal 2006 through Fiscal 2015 ($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities [1]	Other Investing Activities [2]	Total Other Financing and Investing Activities
FY-15	$ 141.9	$ (93.6)	$ (31.9)	$ (87.1)	$ 75.9	$ (4.5)	$ 71.4
FY-14	84.2	(73.7)	(17.1)	(10.0)	19.0	(0.3)	18.7
FY-13	106.7	(58.8)	(330.3)	(15.2)	263.5	0.1	263.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
FY-07	108.5	(62.3)	(61.8)	-	7.7	(0.4)	7.3
FY-06	102.3	(47.3)	(65.4)	(186.2)	141.2	(0.3)	140.9
Cumulative	$ 937.6	$ (572.1)	$ (542.5)	$ (408.7)	$ 528.4	$ (4.7)	$ 523.8

Cash at July 30, 2005	$ 83.1
Cash at July 25, 2015	21.3
Difference represents beginning cash used during the period	$ 61.8
Total amount provided by Other Financing and Investing Activities and beginning cash on hand	$ 585.5

Notes: Amounts may not add due to rounding.

1 Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.

2 Other investing activities represents net cash provided by (used in) investing activities less capital expenditure, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.

27

Appendix: Regulation G Disclosure

Contract Revenues and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth

		NON-GAAP ADJUSTMENTS					Organic Growth %	
	GAAP Contract Revenues	Revenues from businesses acquired [1]	Revenues from storm restoration services	Adjustment for extra week as a result of 52/53 week fiscal year [2]	Total Adjustment	NON-GAAP Contract Revenues [1 2]	GAAP	NON-GAAP
FY 2015	$ 2,022.3	$ (40.4)	$ -	$ -	$ (40.4)	$ 1,982.0	11.6%	9.6%
FY 2014	$ 1,811.6	$ (2.8)	$ -	$ -	$ (2.8)	$ 1,808.8		
FY 2014	$ 1,811.6	$ (499.3)	$ -	$ -	$ (499.3)	$ 1,312.3	12.6%	4.7%
FY 2013	$ 1,608.6	$ (337.9)	$ (16.7)	$ -	$ (354.6)	$ 1,254.0		
FY 2013	$ 1,608.6	$ (337.9)	$ (16.7)	$ -	$ (354.6)	$ 1,254.0	33.9%	4.9%
FY 2012	$ 1,201.1	$ -	$ (6.0)	$ -	$ (6.0)	$ 1,195.1		
FY 2012	$ 1,201.1	$ (54.5)	$ (6.0)	$ -	$ (60.5)	$ 1,140.6	16.0%	15.4%
FY 2011	$ 1,035.9	$ (33.8)	$ (14.1)	$ -	$ (47.8)	$ 988.1		
FY 2011	$ 1,035.9	$ (33.8)	$ (14.1)	$ -	$ (47.8)	$ 988.1	4.8%	2.0%
FY 2010	$ 988.6	$ -	$ -	$ (20.1)	$ (20.1)	$ 968.5		

Notes: Amounts may not add due to rounding.

[1] *Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year presented, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any.*

[2] *Non-GAAP adjustments in FY 2010 reflect adjustments in Q4-10 resulting from the Company's 52/53 week fiscal year of $20.1 million. The Q4-10 Non-GAAP adjustments reflect the impact of the additional week in Q4-10 and are calculated by dividing contract revenues by 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP-contract revenues to calculate 13 weeks of revenues for Q4-10 on a Non-GAAP basis for comparison purposes.*

28

Appendix: Regulation G Disclosure

Selected Information – Reconciliation of GAAP to Non-GAAP Measures ($ in millions, except earnings per share)

	Fiscal 2011	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015
Adjusting Items:					
Write-off of deferred financing costs	$ -	$ -	$ 0.3	$ -	$ -
(Loss) gain on debt extinguishment, net	$ 8.3	$ -	$ -	$ -	$ -
Charges for settlement of wage and hour litigation	$ 0.6	$ -	$ 0.5	$ 0.6	$ -
Acquisition related costs	$ 0.2	$ -	$ 6.8	$ -	$ -
Pre tax effect of Adjusting Items	$ 9.1	$ -	$ 7.6	$ 0.6	$ -
After tax effect of Adjusting Items	$ 5.8	$ -	$ 4.6	$ 0.4	$ -
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)					
Net income (GAAP)	$ 16.1	$ 39.4	$ 35.2	$ 40.0	$ 84.3
Provision for income taxes	12.4	25.2	23.0	26.3	51.3
Pre-tax income	28.5	64.6	58.2	66.3	135.6
Interest expense, net	15.9	16.7	23.3	26.8	27.0
Depreciation	55.7	56.2	64.8	74.5	79.3
Amortization	6.8	6.5	20.7	18.3	16.7
EBITDA	106.9	144.0	167.0	185.9	258.7
Gain on sale of fixed assets	(10.2)	(15.4)	(4.7)	(10.7)	(7.1)
Stock-based compensation expense	4.4	7.0	9.9	12.6	13.9
Pre-tax effect of Adjusting Items (from above) [1]	9.1	-	7.6	0.6	-
EBITDA - Adjusted (Non-GAAP)	$ 110.2	$ 135.5	$ 179.8	$ 188.4	$ 265.5

[1] Amounts exclude items already added back into the calculation of EBITDA

Reconciliation of Net Income (GAAP), to Net Income - Non-GAAP (Non-GAAP) and Fully Diluted EPS (GAAP) to Fully Diluted EPS (Non-GAAP)	Fiscal 2011	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015
Net income (GAAP)	$ 16.1	$ 39.4	$ 35.2	$ 40.0	$ 84.3
Adjusting Items from above, after tax	5.8	-	4.6	0.4	-
Net income - Non-GAAP	$ 21.9	$ 39.4	$ 39.8	$ 40.3	$ 84.3
Diluted Earnings Per Share					
Net income (GAAP)	$ 0.45	$ 1.14	$ 1.04	$ 1.15	$ 2.41
Adjusting Items from above, after tax	0.16	-	0.14	0.01	-
Non-GAAP Diluted Earnings Per Share	$ 0.61	$ 1.14	$ 1.18	$ 1.16	$ 2.41
Fully Diluted Shares (in thousands)	35,754	34,482	33,782	34,816	35,027

Notes: Amounts above may not add due to rounding.

**The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.*

The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

29

Appendix: Regulation G Disclosure

Selected Information- Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

	Q1-14	Q2-14	Q3-14	Q4-14	Q1-15	Q2-15	Q3-15	Q4-15
Adjusting Items:								
Charges for settlement of wage and hour litigation	$ -	$ -	$ -	$ 0.6	$ -	$ -	$ -	$ -
Acquisition related costs	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Pre tax effect of Adjusting Items	$ -	$ -	$ -	$ 0.6	$ -	$ -	$ -	$ -
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)								
Net income (loss) (GAAP)	$ 18.7	$ (3.1)	$ 7.9	$ 16.5	$ 20.8	$ 9.4	$ 20.3	$ 33.8
Provision (benefit) for income taxes	12.4	(2.0)	5.2	10.7	13.5	6.1	12.0	19.6
Pre-tax income (loss)	31.1	(5.0)	13.1	27.2	34.3	15.6	32.3	53.4
Interest expense (income), net	6.9	6.8	6.6	6.6	6.7	6.7	6.6	6.9
Depreciation	18.4	18.7	18.6	18.9	18.8	19.2	19.8	21.5
Amortization	5.2	4.8	4.1	4.2	4.1	4.1	4.1	4.4
EBITDA	61.5	25.2	42.4	56.8	64.0	45.6	62.9	86.2
Gain on sale of fixed assets	(1.9)	(0.6)	(5.5)	(2.8)	(1.5)	(1.7)	(3.1)	(0.9)
Stock-based compensation expense	3.5	3.5	2.7	2.9	3.9	3.7	3.2	3.2
Pre-tax effect of Adjusting Items (from above)	-	-	-	0.6	-	-	-	-
EBITDA - Adjusted (Non-GAAP)	$ 63.2	$ 28.2	$ 39.6	$ 57.5	$ 66.4	$ 47.6	$ 63.0	$ 88.5

Total contract revenues	$ 512.7	$ 390.5	$ 426.3	$ 482.1	$ 510.4	$ 441.1	$ 492.4	$ 578.5
EBITDA (from above) as a percentage of contract revenues	12.0%	6.5%	9.9%	11.8%	12.5%	10.3%	12.8%	14.9%
EBITDA - Adjusted (Non-GAAP) (from above) as a percentage of contract revenues	12.3%	7.2%	9.3%	11.9%	13.0%	10.8%	12.8%	15.3%

Notes: Amounts above may not add due to rounding.

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA - Non-GAAP as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

30

31 Reconciliation of GAAP to Non-GAAP Measures ($ in 000’s) Appendix: Regulation G Disclosure Notes: Amounts above may not add due to rounding. For the quarter ended July 26, 2014, the items reconciling GAAP to Non-GAAP financial measures are specifically described below: (1) Pre-tax charges for wage and hour class action litigation settlements. (2) Provision for income taxes includes the tax effect of the other reconciling items identified herein. (3) Gross margin % is calculated as contract revenues less cost of earned revenues (excluding depreciation and amortization) as a percentage of contract revenues. GAAP Reconciling Item Non-GAAP Contract revenues 482,071$ -$ 482,071$ Cost of earned revenues, excluding depreciation and amortization 387,221 (600) (1) 386,621 General and administrative expenses 41,058 - 41,058 Depreciation and amortization 23,060 - 23,060 Total 451,339 (600) 450,739 Interest expense, net (6,578) - (6,578) Other income, net 3,028 - 3,028 Income before income taxes 27,182 600 27,782 Provision for income taxes (2) 10,693 236 10,929 Net income 16,489$ 364$ 16,853$ Diluted income per share 0.47$ 0.01$ 0.48$ Shares used in computing Diluted EPS: 34,960,049 34,960,049 Gross Margin % (3) 19.68% 19.80% Three Months Ended July 26, 2014 Q4-14

Click to edit Master title style Click to edit Master subtitle style Investor Presentation October 2015